Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

NAME	WHERE INCORPORATED
AH USA 42 LLC	Delaware
AHP Manufacturing B.V. (Madras Branch)	India
Allabinc de Mexico, S.A. de C.V.	Mexico
Alpha-Lux Investments Sarl	Luxembourg
Alpharma (Bermuda) Investments Ltd.	Bermuda
Alpharma (Bermuda) Ltd.	Bermuda
Alpharma (Bermuda), LLC	Delaware
Alpharma (Luxembourg) S.A.R.L. y Compania Limitada	Chile
Alpharma (Luxembourg) Sarl	Luxembourg
Alpharma Animal Health (Beijing) Trading Co., Ltd.	China
Alpharma Animal Health (Hong Kong) Co. Limited	Hong Kong
Alpharma Animal Health (Shenzhou) Co., Ltd.	China
Alpharma Animal Health (Yantai) Co., Ltd.	China
Alpharma Animal Health Company	Texas
Alpharma Animal Health Italia Srl	Italy
Alpharma Bermuda G.P.	Bermuda
Alpharma Canada Corporation	Canada
Alpharma de Argentina SRL	Argentina
Alpharma do Brasil Ltda.	Brazil
Alpharma Euro Holdings, LLC	Delaware
Alpharma Holdings (Barbados) SRL	Barbados
Alpharma International (Luxembourg) Sarl	Luxembourg
Alpharma, LLC	Delaware
Alpharma Operating, LLC	Delaware
Alpharma Pharmaceuticals (Thailand) Limited	Thailand
Alpharma U.S. Inc.	Delaware
Animal Health Holdings C.V.	Netherlands
Biocor Animal Health Inc.	Delaware
Continental Farmaceutica SPRL	Belgium
Egyptian Company for Animal Health LLC	Egypt
Embrex Bio-Tech Trade (Shanghai) Co., Ltd.	China
Embrex Europe Limited	UK
Embrex Poultry Health, LLC	North Carolina
Embrex, Inc.	North Carolina
Embrex, Inc. (Thailand Branch)	Thailand

NAME	WHERE INCORPORATED
Embrex, Inc. Sucursal Argentina	Argentina
Empressa Laboratories de Mexico S.A. de C.V.	Mexico
Fort Dodge (Solv) Limited	UK
Fort Dodge Animal Health Limited	UK
Fort Dodge Animal Health, S. de R.L. de C.V.	Mexico
Fort Dodge Asia Exports, Inc.	Delaware
Fort Dodge de Venezuela, CA	Venezuela
Fort Dodge Laboratories Inc.	Iowa
Fort Dodge Saude Animal Ltda.	Brazil
Fort Dodge U.K. Limited	UK
Jilin Pfizer Guoyuan Animal Health Co., Ltd.	China
Mikjan Corporation	Arkansas
Pfizer Animal Health S.A. (New Delhi Branch)	India
PAH 7V6 Holding Limited	Hong Kong
PAH Amazon Holdings SARL	Luxembourg
PAH CHHK Holding B.V.	Netherlands
PAH Colombia Holdco I LLC	Pennsylvania
PAH Colombia SAS	Colombia
PAH Colombia USP 2 LLC	Pennsylvania
PAH Costa Rica, SRL	Costa Rica
PAH Costa Rica, SRL (Dominican Republic Branch)	Dominican Republic
PAH Costa Rica, SRL (El Salvador Branch)	El Salvador
PAH Costa Rica, SRL (Guatemala Branch)	Guatemala
PAH Costa Rica, SRL (Honduras Branch)	Honduras
PAH Costa Rica, SRL (Nicaragua Branch)	Nicaragua
PAH CP LLC	Delaware
PAH Egypt Holding B.V.	Netherlands
PAH GDS LLC	Delaware
PAH HCP 1 LLC	Delaware
PAH HCP 2 LLC	Delaware
PAH Holdings LLC	Delaware
PAH India Holdco LLC	Delaware
PAH India Holding 1 B.V.	Netherlands
PAH Japan Holding B.V.	Netherlands
PAH Luxembourg 1 SARL	Luxembourg
PAH Luxembourg 2 SARL	Luxembourg
PAH Luxembourg 3 SARL	Luxembourg
PAH Luxmex SARL	Luxembourg
PAH Mexico Holdco SARL	Luxembourg
PAH Netherlands 1 Cooperatief U.A.	Netherlands

NAME	WHERE INCORPORATED
PAH Netherlands 2 B.V.	Netherlands
PAH Netherlands T3 B.V.	Netherlands
PAH Netherlands T3 B.V., sa sjedištem u Zagrebu	Croatia
PAH Nominee 2 B.V.	Netherlands
PAH Nominee 3 B.V.	Netherlands
PAH Nominee 3 B.V. (Israel Branch)	Israel
PAH Nominee B.V.	Netherlands
PAH Oceania B.V.	Netherlands
PAH P&U 2 LLC	Delaware
PAH P&U LLC	Delaware
PAH Panama LLC	Delaware
PAH PD LLC	Delaware
PAH PH LLC	Delaware
PAH PI LLC	Delaware
PAH PM LLC	Delaware
PAH Portugal Holding B.V.	Netherlands
PAH PP LLC	Delaware
PAH Russia Holding B.V.	Netherlands
PAH SBSS Lux Holding SARL	Luxembourg
PAH SBSS Lux Holding SARL - Bulgaria Branch	Bulgaria

NAME	WHERE INCORPORATED
PAH SBSS Lux Holding SARL, organizačná zložka	Slovakia
PAH SBSS, Branch office Ljubljana	Slovenia
PAH Singapore Pte. Ltd.	Singapore
PAH Spain, S.L.	Spain
PAH Switzerland GmbH	Switzerland
PAH Tabor LLC	Delaware
PAH Treasury Center BVBA	Belgium
PAH Turkey Holding B.V.	Netherlands
PAH UK 2 Limited	UK
PAH USA 15 LLC	Delaware
PAH Velvet B.V.	Netherlands
PAH Venezuela Holding B.V.	Netherlands
PAH W LLC	Delaware
PAH WAI 1 LLC	Delaware
PAH WAI 2 LLC	Delaware
PAH Weesp B.V.	Netherlands
PAH West Europe SARL	Luxembourg
PAH WHC 2 LLC	Delaware
PAH WHC LLC	Delaware
PAH WHC SplitCo LLC	Delaware
PAH WLC LLC	Delaware
Pfizer AH LLC	Ukraine
Pfizer Animal Health (Ireland) Limited	Ireland
Pfizer Animal Health (Thailand) Limited	Thailand
Pfizer Animal Health Australia Manufacturing Pty Ltd	Australia
Pfizer Animal Health Australia Pty Ltd	Australia
Pfizer Animal Health Austria GmbH	Austria
Pfizer Animal Health B.V.	Netherlands
Pfizer Animal Health Canada Inc.	Canada
Pfizer Animal Health Chile S.A.	Chile
Pfizer Animal Health Cia. Ltda.	Ecuador
Pfizer Animal Health Czech Sro	Czech Republic
Pfizer Animal Health Finland Oy	Finland
Pfizer Animal Health Germany GmbH	Germany
Pfizer Animal Health Hungary1 Kft	Hungary
Pfizer Animal Health India Limited	India
Pfizer Animal Health International SAS	France

NAME	WHERE INCORPORATED
Pfizer Animal Health Italia S.r.l.	Italy
Pfizer Animal Health Japan K.K.	Japan
Pfizer Animal Health Korea Ltd.	Korea
Pfizer Animal Health Lithuania UAB	Lithuania
Pfizer Animal Health Malaysia Sdn Bhd	Malaysia
Pfizer Animal Health Manufacturing Italia S.r.l.	Italy
Pfizer Animal Health Mexico, S. de R.L. de C.V.	Mexico
Pfizer Animal Health Morocco (Bureau de Liaison)	Morocco
Pfizer Animal Health New Zealand Limited	New Zealand
Pfizer Animal Health Panama S. de R.L.	Panama
Pfizer Animal Health Peru S.R.L.	Peru
Pfizer Animal Health Philippines, Inc.	Philippines
Pfizer Animal Health Poland sp. z o.o.	Poland
Pfizer Animal Health S.A.	Belgium
Pfizer Animal Health S.A. Representative Office (Serbia)	Serbia
Pfizer Animal Health South Africa (Pty) Ltd	South Africa
Pfizer Animal Health SRL	Romania
Pfizer Animal Health Taiwan Limited	Taiwan
Pfizer Animal Health UK 1 Limited	UK
Pfizer Animal Health Uruguay SRL	Uruguay
Pfizer Hayvan Sağllğl Ltd.Şti.	Turkey
Pfizer Hellas Animal Health S.A.	Greece
Pfizer Olot, S.L.	Spain
Pfizer Overseas Services Inc.	Delaware
Pfizer Pharma Trade LLC	Egypt
Pfizer Pharmaceutical India Pvt. Ltd.	India
Pfizer Salud Animal, S.L.	Spain
Pfizer Santé Animale SAS	France

NAME	WHERE INCORPORATED
Pfizer Saúde Animal, Lda	Portugal
Pfizer Suzhou Animal Health Products Co., Ltd.	China
Sanidad Animal PAH Bolivia S.A.	Bolivia
Servicios Corporativos FDAH, S. De R.L. de C.V	Mexico
Synbiotics Corporation	California
Synbiotics Europe SAS	France
Webster Animal Health (UK) Limited	UK
Wyeth Egypt Limited	Egypt
Wyeth Egypt Trading Ltd.	Egypt
Wyeth OOO	Russia